UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 6, 2010

GEORGE FOREMAN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26585	54-1811721
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

100 N. Wilkes-Barre Blvd. 4th Floor Wilkes-Barre, PA (Address of principal executive offices)		18702 (Zip code)

Registrant’s telephone number, including area code: (570) 822-6277

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On March 7, 2008, George Foreman Enterprises, Inc. (“we”, “our” or the “Company”) entered into a Securities Purchase Agreement, pursuant to which the Company sold to certain purchasers, in a private placement, newly issued 8% Convertible Notes of the Company (“First Notes”) in an aggregate principal amount of $800,000. Under the terms of these First Notes, interest was to be paid monthly and the First Notes provided for a maturity date of March 6, 2010.

The Company paid interest on the First Notes through February 7, 2010 but is in default due to its failure to pay interest in the aggregate amount of $5,333, which was due on March 6, 2010, and to date we have not paid any of the outstanding principal amount of the First Notes that was due and payable upon the maturity date.  The default interest rate under these First Notes is fifteen percent (15%) and is payable until all of the Company’s obligations under the First Notes have been satisfied.

On March 31, 2008, the Company entered into a Securities Purchase Agreement, pursuant to which the Company sold to certain purchasers, in a private placement, newly issued 8% Convertible Notes of the Company (“Second Notes”) in an aggregate principal amount of $200,000. Under the terms of these Second Notes, interest was to be paid monthly and the Second Notes provided for a maturity date of March 31, 2010.

The Company paid interest on the Second Notes through February 28, 2010 but is in default due to its failure to pay interest in the aggregate amount of $1,333, which was due on March 31, 2010, and to date we have not paid any of the outstanding principal amount of these Second Notes that was due and payable upon the maturity date.  The default interest rate under these Second Notes is fifteen percent (15%) and is payable until all of the Company’s obligations under the Second Notes have been satisfied.

The Company intends to contact the holders of the First Notes and Second Notes to attempt to renegotiate the terms of these Notes.  There can be no assurance that the Company will be able to renegotiate the terms of these Notes.

Item 8.01                      Other Events.

On May 28, 2010, George Foreman Ventures, LLC, a subsidiary of the Company, entered into an Agreement with George Foreman and United States Pharmaceutical Group, L.L.C. (d/b/a NationsHealth).  The Company understands that George Foreman completed the filming of the initial commercial but, to the best of the Company's knowledge, there has not been a formal launch of the commercial.  The launching of the commercial and the operation of the business described in the Agreement are under the control of NationsHealth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 2010
GEORGE FOREMAN ENTERPRISES, INC.
	By:	/s/ Jeremy Anderson
Name: Jeremy Anderson
Title: Chief Financial Officer